                                                                     EXHIBIT 4.4


                             GROUPMAC SAVINGS PLAN






                           Effective: January 1, 1999

                             GroupMAC Savings Plan

                               TABLE OF CONTENTS
                               -----------------

PREAMBLE                                                                  PAGE

 ARTICLE I    PURPOSE AND DEFINITIONS..................................     I-1
              1.1 - Purpose............................................     I-1
              1.2 - Definitions........................................     I-1
              1.3 - Construction.......................................     I-5

 ARTICLE II   SERVICE CREDIT...........................................    II-1
              2.1 - Hour of Service....................................    II-1
              2.2 - Participation Service..............................    II-3
              2.3 - Vesting Service....................................    II-3
              2.4 - Break in Service...................................    II-3
              2.5 - Loss of Service....................................    II-4

 ARTICLE III  PARTICIPATION REQUIREMENTS...............................   III-1
              3.1 - Participation Originating Under
                     The Previous Plan.................................   III-1
              3.2 - Participation Originating Under
                     This Plan.........................................   III-1
              3.3 - Cessation Of Participation Service
                     and Reentry.......................................   III-2
              3.4 - Cessation of Right to Contributions................   III-3
              3.5 - Special Rules for Military Leave...................   III-3

 ARTICLE IV   CONTRIBUTIONS............................................    IV-1
              4.1 - (Pre-Tax) Salary Deferral Contributions Elected
                     By Participants...................................    IV-1
              4.2 - No After-Tax Contributions Permitted...............    IV-2
              4.3 - Employer Contributions.............................    IV.2
              4.4 - Rollover Contribution..............................    IV.2

 ARTICLE V    MAINTENANCE OF INDIVIDUAL ACCOUNTS.......................     V-1
              5.1 - Establishment Of Individual Accounts...............     V-1
              5.2 - Investment Options.................................     V-1
              5.3 - Allocations of Gains and Losses....................     V-2
              5.4 - Allocation of Forfeitures..........................     V-2
              5.5 - Notification To Participants.......................     V-2

 ARTICLE VI   IN-SERVICE WITHDRAWALS AND LOANS.........................    VI-1
              6.1 - Withdrawals........................................    VI-1
              6.2 - Loans to Participants..............................    VI-3

 ARTICLE VII  VESTING, TERMINATION AND DEATH...........................   VII-1
              7.1 - Vesting............................................   VII-1
              7.2 - Termination Benefit................................   VII-2
              7.3 - Death Benefit......................................   VII-2
              7.4 - Disability Benefit.................................   VII-3

 ARTICLE VIII TIME AND METHODS OF PAYMENT..............................  VIII-1
              8.1 - Time of Payment....................................  VIII-1

                             GroupMAC Savings Plan

                                                                          PAGE

             8.2  - Method of Payment................................... VIII-1
             8.3  - Balance of $5,000 or Less........................... VIII-2
             8.4  - Minority or Incompetency............................ VIII-2

ARTICLE IX   CODE SECTIONS 401(a)(17), 402(g), 401(k) AND
              401(m) LIMITATIONS........................................   IX-1
             9.1  - Compensation Dollar Limitation......................   IX-1
             9.2  - Salary Deferral Dollar Limitation...................   IX-1
             9.3  - Deferral And Contribution Percentage Tests..........   IX-2

ARTICLE X    CODE SECTION 415 LIMITATIONS...............................    X-1
             10.1 - Limit on Annual Additions Under Code Section 415....    X-1
             10.2 - Excess Allocation...................................    X-3

ARTICLE XI   TOP-HEAVY RESTRICTIONS.....................................   XI-1
             11.1 - Top-Heavy Determinations............................   XI-1
             11.2 - Effects of Top-Heaviness............................   XI-3

ARTICLE XII  ADMINISTRATION.............................................  XII-1
             12.1 - Appointment Of Committee............................  XII-1
             12.2 - Committee Powers and Duties.........................  XII-1
             12.3 - Claims Procedure....................................  XII-4
             12.4 - Committee Procedures................................  XII-5
             12.5 - Authorization of Benefit Payments...................  XII-5
             12.6 - Payment of Expenses.................................  XII-5
             12.7 - Unclaimed Benefits..................................  XII-5
             12.8 - Indemnity...........................................  XII-6

ARTICLE XIII TRUST FUND................................................. XIII-1
             13.1 - Establishment of Trust Fund......................... XIII-1
             13.2 - Payment of Contributions to Trust Fund.............. XIII-1

 ARTICLE XIV AMENDMENTS.................................................  XIV-1
             14.1 - Right To Amend......................................  XIV-1

 ARTICLE XV  WITHDRAWAL AND TERMINATION.................................   XV-1
             15.1 - Employer Withdrawal.................................   XV-1
             15.2 - Transfers of Plan Assets and Plan Mergers...........   XV-1
             15.3 - Plan Termination....................................   XV-2
             15.4 - Suspension and Discontinuance of
                     Contributions and Plan Termination.................   XV-2
             15.5 - Liquidation of Trust Fund...........................   XV-3

                             GroupMAC Savings Plan

                                                                          PAGE

 ARTICLE XVI GENERAL PROVISIONS........................................   XVI-1
             16.1 - Nonguarantee of Employment.........................   XVI-1
             16.2 - Manner of Payment..................................   XVI-1
             16.3 - Nonalienation of Benefits..........................   XVI-1
             16.4 - Amounts Returnable to an Employer..................   XVI-2
             16.5 - Governing Law......................................   XVI-3
             16.6 - Voting Corporation Common Stock....................   XVI-3
             16.7 - Tender Offer of Corporation Common Stock...........   XVI-4

                               GROUPMAC SAVINGS PLAN

                                      PREAMBLE

    Group Maintenance America Corp. (the "Corporation") organized and existing under the laws of the State of Texas, hereby establishes the GroupMAC Savings Plan (the "Plan") for its Employees as hereinafter defined.

    The Corporation is concurrently herewith entering into a Trust Agreement creating a Trust Fund (hereinafter at times referred to as the "Fund"), to which Plan contributions shall be made and from which benefits shall be paid in accordance with the terms and conditions thereof.

    The Plan is conditioned upon its qualification as a profit sharing plan under Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), with employer contributions being deductible under Section 404 of the Code.

    The terms and conditions of the Plan are as follows:

                                   ARTICLE I

                            Purpose and Definitions

     1.1 Purpose: The purpose of this Plan is to encourage Employees to save and invest, systematically, a portion of their current Compensation in order that they may have a source of additional income upon their retirement or disability, or for their family in the event of death. The benefits provided by this Plan will be paid from the Trust Fund and will be in addition to the benefits Employees are entitled to receive under any other programs of the Employer.

     This Plan and the separate related Trust forming a part hereof are established and shall be maintained for the exclusive benefit of the eligible Employees of the Employer and their Beneficiaries. No part of the Trust Fund can ever revert to the Employer or be used for or diverted to any other purpose other than for the exclusive benefit of the Employees of the Employer and their Beneficiaries, except as provided in Section 16.4 hereof.

     1.2 Definitions: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates otherwise:

        (a) Affiliated Employer: Any business entity (including an Employer hereunder) that, together with an Employer hereunder, constitutes a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, all as defined in Code
   Section 414 (subject, however, to the provisions of Code Section 415(h) when applying the benefit limitations of Code Section 415). A business entity is an Affiliated Employer only during the period of such required aggregation with an Employer hereunder.

        (b) Allocation Date: The date as of which contributions are allocated hereunder, which shall be as soon as practicable after the end of each payroll period as to Salary Deferral Contributions and the last day of each calendar quarter as to Matching Employer Contributions. As to any other contributions, the last day of the Plan Year or such other date or dates during the Plan Year as determined by the Committee.

        (c) Beneficiary: A person designated by a Participant to receive benefits hereunder upon the death of such Participant.

        (d) Code: The Internal Revenue Code of 1986, as amended from time to time.

        (e) Committee:  The persons appointed by the Corporation, pursuant to
   Article XII to act as the Plan Administrator and to perform the duties in
   Article XII.

        (f) Compensation: For any Plan Year, the sum of total compensation paid to an Employee during such year by the Employer for personal services as reported on the employee's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), plus (ii) any salary reduction elected by the Employee for such year under Code Section 125 or 401(k), but excluding (iii) special payments, such as moving expenses, and benefits provided under any Employer-sponsored employee benefit program, and excluding (iv) any amounts not allowed under Code Section 401(a)(17) limitations, as provided in Section 9.1 hereof.

        (g) Contributions: Amounts contributed hereunder for allocation to Participants as follows:

           (1) Matching Employer Contributions: The contributions made by the Corporation, which are to be equal to a percentage of the Salary Deferral Contributions of the Employees, as determined under Section 4.3 hereof.

           (2) Salary Deferral Contributions: The pre-tax contributions made under Section 4.1 hereof through salary deferral pursuant to Code Section 401(k) for any Plan Year.

           (3) Special Contributions: The pre-tax contributions treated as Salary Deferral Contributions and/or Matching Employer Contributions in accordance with Section 4.3 hereof.

           (4) Profit Sharing Contributions: The discretionary contributions made by the Corporation, as determined under Section 4.3 hereof.

           (5) Rollover Contributions: The contributions made by an Employee under Section 4.4 hereof, which constitute the Employee's eligible rollover distribution (as defined in Code Section 402(c)) from a qualified plan of a prior employer or from a conduit Individual Retirement Account.

        (h) Corporation: Group Maintenance America Corp., a corporation organized and existing under the laws of the State of Texas, or its successor or successors.

        (i) Covered Employment: The employment category for which the Plan is maintained, which includes all employment as an Employee of the Employer but excluding employment (i) as a "leased employee" (as such term is defined within the definition of Employee below), (ii) in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer or Affiliated Employer, unless the Employer and the bargaining unit have agreed to participation in the Plan, (iii) of a non-resident alien who received no earned income within the meaning of Code Section 911(d)(2) from the Employer which constitutes income from sources within the United States. In addition, Covered Employment shall not include the employment of any person who is not on an Employer's salaried or hourly payroll, who has agreed in writing to be treated as other than an employee or whose compensation is reported to the Internal Revenue Service on a form other than Form W-2, in each case regardless of whether such person is treated as an employee for federal or state income tax purposes.

      (j) Disabled or Disability: A physical or mental condition which is determined by the Committee upon advice of competent physicians selected by the Committee or such medical or evidence as the Committee deems necessary or desirable and in the sole discretion of the Committee, to prevent a Participant from engaging in any substantial gainful activity and which can be expected to result in death or to be of long continued and indefinite duration; provided, however, that no Participant shall be deemed to have suffered a Disability if his incapacity results from (i) chronic alcoholism, (ii) addiction to narcotics or hallucinogenic drugs, (iii) an injury suffered while engaged in a felonious or criminal act or enterprise, or (iv) service in the Armed Forces of the United States which entitles the Participant to a veteran's disability pension.

      (k) Effective Date:  January 1, 1999.

      (l) Employee: Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered as a common law employee of the Employer or Affiliated Employer (or who would be receiving such remuneration except for an authorized Leave of Absence). A "leased employee" will also be deemed an Employee. A "leased employee" is any leased employee within the meaning of Code Section 414(n)(2), except that if such leased employees constitute less than twenty percent (20%) of the Employer's nonhighly compensated workforce within the meaning of Code Section 415(n)(5)(C)(ii), then the term "Employee" will not include those leased employees covered by a plan described in Code Section 414(n)(5) unless otherwise provided by the terms of such plan (or this Plan).

      (m) Employer: The Corporation, and any other organization which adopts the Plan with the consent of the Corporation

      (n) ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.


      (o) Individual Account: Each of the accounts maintained under the Plan showing the individual interests in the Trust Fund of each Participant, former Participant, and Beneficiary.

      (p) Investment Fund: An investment fund selected by the Committee into which contributions and accounts are invested. The Investment Funds available under the Plan shall be listed on Exhibit A to the Plan, which Exhibit may be modified from time to time by the Committee.

      (q) Leave of Absence: Any absence from service authorized by an Employer under such Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Leaves of Absence, and provided further that the Employee returns or retires within the period specified in the authorized Leave of Absence.

        (r) Limitation Year: The year used in applying Code Section 415, which year is the calendar year.

        (s) Normal Retirement Date: The Participant's sixty-fifth (65th) birthday.

        (t) Participant: An Employee who has met the eligibility requirements for participation set forth in Article III hereof, or former Participant to the extent an Individual Account continues to be maintained for such former Participant hereunder. In addition, "Participant" shall include an Employee who has an account balance under the Plan by virtue of his having made a Rollover Contribution to the Plan; provided that an Employee or former Employee who becomes a Participant by virtue of making a Rollover Contribution, but who has not satisfied the requirements of Section 3.2 at the time he makes such Rollover Contribution shall not be eligible (i) to elect pursuant to Section 4.1 to defer any portion of his Compensation or
   (ii) to receive an allocation of Matching Employer Contributions pursuant to
   Section 4.3 until such individual satisfies the requirements of Section 3.2 and (iii) shall not be deemed a Participant for purposes of Section 9.3.

        (u) Plan: GroupMAC Savings Plan, the Plan set forth herein as amended from time to time.

        (v) Plan Administrator:  The Committee.

        (w) Plan Year: Each annual period beginning on January 1 and ending on December 31.

        (x) Previous Plan: Any qualified defined contribution plan which was maintained by an Employer immediately prior to the Effective Date; provided that a plan from which assets were transferred to this Plan as a direct rollover shall not be considered a Previous Plan.

        (y) Service: A period or periods of employment of an Employee as described in Article II hereof:

        (z) Service Computation Year: The twelve (12) month period used in determining Service credit in which twelve (12) month period shall be the calendar year.

        (aa) Trust Agreement: GroupMAC Savings Trust, as amended from time to time, which constitutes a part of this Plan.

        (bb) Trust or Trust Fund: The fund maintained in accordance with the terms of the Trust Agreement.

        (cc) Trustee: The corporation or individuals appointed by the Corporation as trustee under the Trust Agreement.

        (dd) Valuation Date: The date as of which any investment fund described in Article V is valued and gains or losses allocated, which shall be each and every day that the New York Stock Exchange is open, and such additional dates as determined by the Committee.

      1.3 Construction: The masculine gender, where appearing in the Plan shall be deemed to include the feminine gender, unless the context indicates to the contrary.

                                   ARTICLE II

                                 Service Credit

     2.1  Hour Of Service:

     a. Hours Of Service Credit Used For All Purposes: An Hour of Service is any hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties (irrespective of whether the employment relationship has terminated) or for certain reasons other than the performance of duties, including any hour for which back pay (irrespective of mitigation of damages) is due, by the Employer or Affiliated Employer.

     Such payment for reasons other than the performance of duties must be due to vacation, holiday, illness, incapacity (including disability), lay off, jury duty, military duty or Leave of Absence; provided, however, that no Hour of Service need be credited for payments received solely for the purpose of complying with applicable workers' compensation or unemployment or disability insurance laws or for payments received solely for reimbursing the Employee for medical or medically related expenses. It is further provided that no more than five hundred one (501) Hours of Service credit shall be given for each single continuous period for which an Employee is paid for reasons other than the performance of duties; provided that Hours of Service may be granted under this
Section 2.1a even if not required under Section 3.4 but in no event shall a Participant receive Hours of Service credit under this Section 2.1a and 3.4 for the same period of time. The determination of such Hours of Service for the nonperformance of duties shall be in accordance with Section 2530.200b-2(b) of the Minimum Standards Regulations prescribed by the Secretary of Labor.

     Hours of Service credit at the rate of forty (40) hours per week shall also be granted for any nonpaid period of absence authorized by the Employer in accordance with its uniform Leave of Absence policy for granting such credit or for military duty to the extent required under federal law.

     Each Hour of Service earned by an Employee shall be credited to him as of the time when he actually earned such Hour except as otherwise permissible or required under Section 2530.200b-2(c) of the Minimum Standards Regulations prescribed by the Secretary of Labor. In no event will an Employee receive credit for the same Hours of Service more than once.

     b. Hours of Service Credit Used Only For Purposes Of Determining Breaks In Service: Solely for purposes of determining whether an Employee has incurred a one (1) year Break in Service, Hours of Service credit shall be given (if not already given under a. above in this Section) for any absence, beginning after December 31, 1984, by reason of pregnancy of the Employee, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child by said Employee, and absence for purposes of caring for such child for a period beginning immediately following such birth or placement.

     No more than five hundred one (501) Hours of Service credit need be given for such periods of absence, and the credit given shall be the Hours of Service which otherwise would normally have been credited to such Employee but for such absence. In any case in which hourly records are not maintained, Hours of Service credit shall be given at the rate of eight (8) hours for each day of such absence.

     Said Hours of Service shall be credited in the Service Computation Year during which said absence began only if the Employee would be prevented from incurring a Break in Service in said year by treating said periods of absence as hours of Service; however if said Employee would not otherwise incur a Break in Service during said year, such Hours of Service shall be credited in the immediately following year.

     2.2 Participation Service: Participation Service is the period of employment used in determining eligibility for participation in this Plan. Subject to the loss of service rules below in this Article, a year of Participation Service is the twelve (12) month period beginning with the date of the Employee's first Hour of Service if he completes at least one thousand (1,000) Hours of Service during such twelve (12) month period, and is any Service Computation Year following such date during which he completes at least one thousand (1,000) Hours of Service.

     2.3 Vesting Service: Vesting Service is the period of employment used in determining eligibility for benefits. Subject to the loss of service rules below in this Article, a year of Vesting Service shall be granted for each Service Computation Year in which an Employee has completed one thousand (1,000) or more Hours of Service.

     A Participant shall receive Vesting Service credit for his last period of continuous uninterrupted employment with the Employer immediately prior to the Effective Date.

     2.4  Break In Service:

     a. For Participation Service: For purposes of determining Participation Service, an Employee shall have a year of Break in Service for the twelve (12) month period beginning with the date of his first Hour of Service and for any Service Computation Year following such date if during such twelve (12) month period or such Service Computation Year he completes five hundred (500) or fewer Hours of Service.

     b. For Vesting Service: For purposes of determining Vesting Service, an Employee shall have a year of Break in Service for each Service Computation Year in which he completes five hundred (500) or fewer Hours of Service.

     2.5  Loss of Service:

     a. Loss Of Participation Service: If an Employee who does not have any vested benefit derived from Employer contributions hereunder has a termination of employment that results in at least five (5) consecutive years of Breaks in Service that are equal to or greater than the total years of Participation Service, then he shall lose all such prior Participation Service previously accrued hereunder.

     b. Loss Of Vesting Service: If an Employee who does not have any vested benefit derived from Employer contributions hereunder has a termination of employment that results in at least five (5) consecutive years of Breaks in Service that are equal to or greater than the years of Vesting Service prior to his latest Break in Service, then he shall lose all his prior Vesting Service.

                                  ARTICLE III

             Participation Requirements and Vesting Service Credit


     3.1 Participation Originating Under the Previous Plan: Employees in Covered Employment who were participants in the Previous Plan immediately prior to the Effective Date, or would have become participants on the Effective Date, shall automatically become Participants in this Plan as of the Effective Date.

     3.2 Participation Originating Under This Plan: Each Employee who does not become a Participant in this Plan in accordance with Section 3.1 shall become a Participant in the Plan in accordance with a. or b. below, as applicable:

          a. Each Employee who is regularly scheduled to work at least thirty (30) hours or more per week shall become a Participant in this Plan on the first day of the month coinciding with or next following the date (i.e., "entry date") on which he:

          (i).   is in Covered Employment,

          (ii).  has attained age eighteen (18),

          (iii). has reached the date that is ninety (90) days after the date when he performed his first Hour of Service, and

          (iv). has agreed to participation hereunder, in accordance with procedures established by the Committee.

          b.     Any Employee who is not regularly scheduled to work thirty
     (30) or more hours per week shall become a Participant in this Plan on the first day of the month ("i.e., entry date"), coincident with or next following the date on which he:

          (i).   is in Covered Employment;

          (ii).  has attained age eighteen (18);

          (iii). has completed one (1) year at Participation Service credit;
                 and

          (iv). has agreed to participation hereunder in accordance with procedures established by the Committee.


                                     III-1

     3.3 Cessation Of Participation Service and Reentry: If an Employee has a year or more of Breaks in Service, or if he leaves Covered Employment, before he has become a Participant hereunder, he will, following such Break in Service or interruption of Covered Employment, become a Participant on the first entry date specified in Section 3.2 hereof after he meets the requirements for participation specified in Section 3.2 hereof. For purposes of determining whether an Employee's prior Participation Service is to be counted toward such requirements, the provisions of Section 2.5 hereof shall be applicable.

     If, however, an Employee leaves Covered Employment after having met the participation requirements of Section 3.2 hereof but before his entry date, he will, if he reenters Covered Employment after such entry date but before having a one (1) year Break in Service, become a Participant immediately upon such reentry into Covered Employment.

     If an Employee has a year or more of Breaks in Service, or if he leaves Covered Employment, after he has become a Participant hereunder but before he has any vested benefit hereunder, he will cease his participation in this Plan, but will, immediately following such Break in Service or interruption of Covered Employment, again become a Participant provided he then meets the requirements for participation specified above in this Article. If the Employee does not then meet such requirements, he shall become a Participant on the first entry date specified in Section 3.2 hereof after he does meet such requirements. For purposes of determining whether an Employee's prior Participation Service is to be counted toward such requirements, the provisions of Section 2.5 hereof shall be applicable.

     If an Employee has a year or more of Breaks in Service, or if he leaves Covered Employment, after he has a vested benefit hereunder, he will cease his participation in this Plan, but will, immediately following such Break in Service or interruption of Covered Employment, again become a Participant hereunder, provided he is in Covered Employment.

     3.4 Cessation Of Right to Contributions: If an Employee ceases to be in Covered Employment, he shall not be entitled to have contributions made on his behalf to the Plan.


                                     III-2

     3.5 Special Rules for Military Leave: Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code. Loan repayments will be suspended under this Plan during a Participant's military service as permitted under section 414(u)(4) of the Internal Revenue Code.



                                     III-3

                                  ARTICLE IV

                                 Contributions

     4.1 (Pre-Tax) Salary Deferral Contributions Elected By Participants: When he becomes a Participant hereunder and at such other times as may be permitted under procedures established by the Plan, a Participant shall enter into a salary deferral agreement with his Employer which shall provide that the Participant elects to defer (on a pre-tax basis) a portion of his Compensation, which shall be Salary Deferral Contributions hereunder. Any such contributions received for a Participant hereunder for any Allocation Date will be allocated to such Participant's Salary Deferral Account as of such date. The following rules will apply:

          (1) Such contributions shall be made in whole percentages of his Compensation not to exceed fifteen percent (15%) of his Compensation.

          (2) Such deferral must meet the deferral percentage test in Section
     9.3 hereof, and the Committee may require modifications in order to meet such test.

          (3) Such deferral cannot exceed the dollar limit in Section 9.2 hereof.

          (4) The Committee may establish a maximum deferral for any year.

A salary deferral agreement shall be entered into in accordance with the procedures that the Committee may prescribe, and shall be effective on a Plan Year basis, provided that changes, suspensions or discontinuance of salary deferrals may be made by the Participant in accordance with procedures established under the Plan, but may be made by the Committee if called for under
Section 9.2 or 9.3 hereof or if the Employer's deduction limits under Code
Section 404(a) would otherwise be exceeded as to any Employee. If any Participant fails to make a new election as to Salary Deferral Contributions for any Plan Year, then his election for such Plan Year shall be deemed to be the same as the election in effect on the last day of the prior Plan Year.

     4.2 No After-Tax Contributions Permitted: No after-tax contributions are permitted hereunder.

     4.3 Employer Contributions: The Corporation shall, during a Plan Year, contribute the following to the Trust:

          (1) Matching Employer Contributions, if and to the extent determined by the Corporation, for each Participant who is an Employee of an Employer during the Plan Year. The amount of Matching Employer Contribution that each eligible Participant shall receive shall be a percentage of such Participant's Salary Deferral Contributions for the Plan Year and such percentage shall be determined by the Corporation as to the subsidiary or division in which the eligible Participant was employed during the Plan Year. The applicable percentage shall be the same for all such eligible Participants of the division or subsidiary. The Matching Employer Contributions may be made in cash or in shares of Corporation common stock.

          (2) Special Contribution, for any Participant in the "nonhighly compensated contribution percentage" under Section 9.3 hereof to the extent deemed necessary by the Employer's Board of Directors to avoid a violation of the 401(k) test and/or the 401(m) test described in Section 9.3 hereof. Such a contribution shall be treated as a Salary Deferral Contribution and/or Matching Employer Contribution hereunder, as designated by the Employer.

          (3) Profit Sharing Contributions, if and to the extent determined by the Corporation for each Participant who is employed on the last day of the Plan Year, or, during the Plan Year, retired on or after his Normal Retirement Age, or became disabled or died while an Employee. The amount of Profit Sharing Contribution, if any, shall be determined by the Corporation as to the subsidiary or division in which the eligible Participant was employed during the Plan year. The Profit Sharing Contribution may be made in cash or Corporation common stock. The allocation of such Profit Sharing Contribution applicable to the Participant's division or subsidiary shall be made on the basis of Compensation received during the Plan Year while a Participant. Such allocations shall be made to each eligible Participant in the applicable division or subsidiary in the ratio of his Compensation while a Participant during the Plan Year to the Compensation of all eligible Participants while Participants during the plan years in that division or subsidiary.

     4.4 Rollover Contribution: When an individual becomes an Employee in Covered Employment, he may, but only with Committee consent, contribute, or cause to be contributed, to this Plan any eligible rollover distribution (as described in Code Section 402(c)) he has received, or which is available to him, under another qualified retirement plan. Such contribution must be a "rollover" contribution in accordance with Code Section 402 (including a direct rollover) and shall only be made in accordance with Committee guidelines. Such contribution is for allocation to the Employee's Rollover Account as of the Allocation Date for which the contribution is received hereunder.

                                   ARTICLE V

                      Maintenance Of Individual Accounts

     5.1 Establishment Of Individual Accounts: The Committee shall create and maintain adequate records to reflect at all times the interest in the Trust Fund of each Participant. Such records shall be in the form of separate Individual Accounts for each Participant who has an interest in the Trust Fund, such accounts to be referred to as follows:

     a. Matching Employer Contribution Account: The account representing Matching Employer Contributions and gains or losses allocable thereto.

     b. Salary Deferral Account: The account representing Salary Deferral Contributions and gains or losses allocable thereto.

     c. Profit Sharing Account: The account representing Profit Sharing Contributions and gains and losses allocable thereto.

     d. Rollover Account: The account representing Rollover Contributions and gains or losses allocable thereto.

     Credits and charges shall be made to such accounts in the manner herein described. The Individual Accounts are primarily for accounting purposes, and a segregation of the assets of the Trust Fund to each account by the Trustee shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the Valuation Date which has been used to determine the appropriate amount of the distribution.

     Any account balance transferred to this Plan in a trust-to-trust transfer from another plan (not including rollovers) will be deposited in the appropriate account hereunder, determined according to the type of account balance being transferred.

     5.2 Investment Options: The Committee will establish four or more Investment Funds hereunder into which contributions and accounts will be invested, as follows:

     a. Investment Direction As To Contributions: Any contribution allocated to a Participant's account hereunder will be invested in the Investment Fund (or Funds) designated by the Participants. All contributions for which no such designation is duly made shall be invested in the Investment Fund (or Funds) designated by the Committee for this purpose.

     b. Change Of Investment Directions: Any direction by a Participant for investment of contributions made to his Individual Accounts under this Plan shall be deemed to be a continuing direction until changed. A Participant may change his investment direction for future contributions, but such a change may be made only in accordance with Committee guidelines as communicated to the Participant.

     c. Shifts In Investments: A Participant may direct that all or any part of his Individual Account in any Investment Fund or Funds be shifted into any other Investment Fund or Funds, but such a shift may be made only in accordance with Committee guidelines as communicated to the Participant.

     5.3 Allocation of Gains and Losses: Each Investment Fund's gains and losses shall be allocated among its individual accounts at each Valuation Date in accordance with such fund's valuation and allocation procedures.

     5.4 Allocation of Forfeitures: Any forfeitures to be reallocated hereunder shall be applied by the Corporation to pay reasonable expenses incurred in connection with the administration of the Plan and to reduce Matching Employer Contributions by an amount equal to the forfeitures.

     5.5 Notification To Participants: At least once annually the Committee shall advise each Participant for whom an Individual Account is held hereunder the then value of such account.

                                  ARTICLE VI

                       In-Service Withdrawals and Loans

     6.1 Withdrawals: Each Participant, by making a request in accordance with Committee guidelines, may withdraw amounts, not pledged as collateral for a loan under Section 6.2 hereof, from his Individual Accounts, while in the employment of an Affiliated Employer, in accordance with the following paragraphs:

          a. Withdrawal From Rollover Accounts: The amount to be withdrawn may be all or any portion of the balance of his Rollover Account.

          b. Withdrawal From Salary Deferral Accounts: The amount to be withdrawn may be all or any portion of the balance of his Salary Deferral Account; provided, however, no such withdrawal is permitted by a Participant prior to age fifty-nine and one-half (59 1/2) unless (i) the withdrawal is made on account of the immediate and heavy financial need of the Participant as determined under (1) below and (ii) the withdrawal is necessary to satisfy the immediate and heavy financial need as determined under (2) below.

              (1) Immediate and Heavy Financial Need: An immediate heavy financial need shall be deemed to exist with respect to a Participant if the withdrawal request is on account of:

                  (A) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), or necessary for these persons to obtain medical care described in Code Section 213(d);

                  (B) purchase (excluding mortgage payments) of a principal
              residence for the Participant;

                  (C) payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

                  (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

                  (E) such other events as may be acceptable to the Internal
              Revenue Service.

              (2) Necessity of Withdrawal to Satisfy Immediate and Heavy Financial Need: A hardship withdrawal request shall be deemed to be necessary to satisfy an immediate and heavy financial need if all of the following conditions are satisfied:

                  (A) the amount of the withdrawal request is not in excess of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                  (B) the Participant has obtained all distributions, other
              than hardship distributions from his Salary Deferral Account, and all nontaxable loans currently available from all plans maintained by the Employer or an Affiliated Employer.

                  (C) To the extent the withdrawal is from his Salary Deferral
              Account and is made prior to attainment of age fifty nine and one-half (59 1/2), the Participant's right to elect contributions to this Plan and all other plans maintained by the Employer or Affiliated Employers is (and shall be) suspended for twelve (12) months after receipt of the hardship distribution.

     In the event more than one (1) distribution is made hereunder within a twelve (12) month period, the suspension period shall not be tacked to the remaining portion of the prior suspension period but rather shall start anew.

                  (D) To the extent the withdrawal is from his Salary Deferral
              Account and is made prior to attainment of age fifty nine and one-half (59 1/2), the Participant's right to make Salary Deferral Contributions to this Plan and all other plans maintained by the Employer or Affiliated Employers in the taxable year following the taxable year of the hardship distribution is (and shall be) limited to an amount equal to the applicable limit under Code Section 402(g) reduced by the Participant's Salary Deferral Contributions in the taxable year of the hardship distribution. The term "taxable year" as used hereunder means the Participant's taxable year.

              (3) Source of Hardship Withdrawal: In the event of a hardship withdrawal, such withdrawal shall be made first from the Participant's Rollover Account. To the extent that the amount of the hardship withdrawal exceeds the value of the Participant's Rollover Account, such withdrawal shall be made from Salary Deferral Contributions and earnings thereon credited as of December 31, 1988 under the Previous Plan and contributions allocated thereto after that date under this Plan or the Previous Plan but not from earnings credited to those accounts after that date.

          b. No Withdrawals from Other Accounts: No withdrawals are permitted from other Individual Accounts.

     6.2 Loans to Participants: Loans to Participants shall be permitted only at the sole discretion of the Committee and shall only be granted in accordance with the following provisions and the provisions of the loan policy, applied in a uniform and nondiscriminatory manner. The minimum loan amount is $500 and a Participant may have only one loan outstanding at any time.

          a. Loan Status: Each such Participant's loan shall be an investment of such Participant's Individual Account and the interest and principal paid on such loan shall be credited only to such Participant's Individual Account. While such investment exists, the portion of the Participant's Individual Account invested in such loan shall be disregarded when other Trust gains or losses are allocated among Individual Accounts hereunder. If the Participant's Individual Account is invested in more than one Investment Fund, the Committee shall determine from which Investment Fund (or Funds) the investment in such Participant's loan shall be made.

          b. Loan Application: Any Participant's application for a loan shall be made in accordance with procedures established by the Committee.

          c. Loan Restrictions: The Committee may, in its sole discretion, determine that no loans will be granted to any Participants or may at any time cease granting any further loans. The Committee may, in its sole discretion, determine that loans to Participants will be granted only for certain designated reasons or only up to certain designated amounts. In no event will any loan to a Participant hereunder, together with prior outstanding loans to such Participant hereunder, exceed the lesser of:

              (1) Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of (i) the highest outstanding balance of loan(s) from the Plan to such Participant during the one (1) year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loan(s) from the Plan to such Participant on the date on which such loan was made, and

              (2) One-half (1/2) of the Participant's vested interest hereunder.

          d. Accounts As Collateral: Up to one-half ( 1/2) of the vested Individual Accounts of any Participant receiving a loan hereunder shall serve as collateral regardless of any other security pledged in conjunction with such loan.

          e. Rate of Interest: Interest on Participant loans shall be charged at a reasonable and fair rate based on the then prevailing rates charged by reputable financial institutions. Such interest rate will be determined by the Committee.

          f. Repayment - Collection: Any such loan or loans shall be repaid by the Participant within such time and in such manner as the Committee shall determine, but in any event within five (5) years (except as to loans used to acquire any dwelling which is, or within a reasonable time will become, the Participant's principal residence which shall be limited to fifteen
     (15) years); provided, however, substantially level amortization of such loan (with payments not less frequently than quarterly), shall be required over the term of the loan. In the event that the Participant does not repay such loan within the time prescribed, the loan shall be deemed to be in default in accordance with the provisions of the loan policy.

          g. Loan Application Fee: A Participant may be required to pay a loan application fee in an amount and manner determined by the Committee.

          h. Amendment to Loan Policy: The Committee may amend the provisions of the Loan Policy at any time.

                                  ARTICLE VII

                        Vesting, Termination and Death


     7.1 Vesting: A Participant shall be fully and immediately vested in his Individual Accounts hereunder, except that vesting in his Matching Employer Contribution Account and Profit Sharing Account shall be according to the following vesting schedule:

                                          Vested Percentage in Matching
     Years of Vesting Service             Employer Contribution Account
     ------------------------             -----------------------------

     Less than one (1) year                             0%

     One (1) or more years                            100%

     Attainment of Normal Retirement
       Date, regardless of service                    100%

     A Participant shall, immediately upon termination of his employment with all Affiliated Employers, forfeit that portion of the amount in his Matching Employer Contribution Account and Profit Sharing Account to which he is not entitled and the amount thus forfeited shall no longer be part of his Individual Accounts but shall remain in the Trust Fund. Matching Employer Contributions so released shall be applied to reduce future Matching Employer Contributions, restore forfeitures as described below, and shall be used to pay administrative expenses of the Plan. Profit Sharing Contributions so released shall be applied to reduce future Profit Sharing Contributions, restore forfeitures and shall be used to pay administrative expenses of the Plan. If such former Participant resumes Covered Employment, a special contribution, equal to the forfeited amount, will be made to restore such forfeited amount to his Matching Employer Contribution Account. Such special contribution shall, to the extent possible, be made from any other Participants' forfeitures then available for allocation hereunder and, to the extent such other forfeitures are not sufficient, such special contribution shall be made by the Corporation.


                                     VII-1

     Any Participant who is zero vested at the time of his termination of employment hereunder will be deemed to have received a distribution of his entire interest in the Plan.

     7.2 Termination Benefit: A Participant shall be entitled to a distribution of the nonforfeitable interest in his Individual Accounts hereunder upon his termination of employment with all Affiliated Employers, (including retirement and termination on account of Disability). Payment shall be made at the time and in the manner provided in Article VIII hereof and will include the nonforfeitable portion of the balance then in his Individual Accounts.

     7.3 Death Benefit: Upon the death of a Participant, his designated Beneficiary, or Beneficiaries, (described below) shall be entitled to the Participant's Individual Accounts. Payment shall be made at the time and in the manner provided in Article VIII hereof and will include the balance then in the Participant's Individual Account.

     Each Participant and former Participant may, from time to time, designate one (1) or more primary Beneficiaries and contingent Beneficiaries to receive benefits payable hereunder in the event of the death of such Participant or former Participant. If a married Employee wishes to designate someone other than his spouse to be a primary Beneficiary, such designation will not become effective unless his spouse (if his spouse can be located) consents in writing to such designation, acknowledges the effect of such designation and has such consent and acknowledgment witnessed by a Plan representative or a notary public. Such designation shall be made in writing upon a form provided by the Committee and shall be filed with the Committee. The last such designation filed with the Committee shall control. If the spouse duly consents to the designation of another beneficiary and to future changes in such designation, then spousal consent is not needed for any such future changes.

     If a Participant or former Participant dies without a spouse or designated Beneficiary surviving him, then the amount remaining in such Participant's Individual Account shall be paid to the Participant's estate. If a Beneficiary dies before receiving the payment to which the Beneficiary is entitled, then the amount remaining in such Beneficiary's Individual Account shall be paid to the Beneficiary's estate.


                                     VII-2

     A certified copy of a death certificate shall be sufficient evidence of death and the Committee shall be fully protected in relying thereon. The Committee may accept other evidence of death at its own discretion.

     7.4 Disability Benefit: In the event of the Disability of a Participant, he shall be entitled to the entire balance of his Individual Accounts. Payments shall be made at the time and in the manner provided in Article VIII hereof.



                                     VII-3

                                 ARTICLE VIII

                          Time and Methods of Payment

     8.1 Time of Payment: Payment of any Participant's Individual Account shall be as soon as practicable after such account becomes distributable hereunder, subject to the following:

           a. In no event (subject to b. below) shall payment be later than sixty (60) days after the close of the Plan Year in which the Participant's employment with all Affiliated Employers terminates (for whatever reason) or, if later, in which the Participant attains his Normal Retirement Date.

           b. A former Employee who has not attained his Normal Retirement Date may (unless cashed out under Section 8.3 below) elect to delay his distribution until he attains his Normal Retirement Date.

           c. Notwithstanding the above, if a Participant who is a five percent (5%) owner as defined in Code Section 416 attains age seventy and one-half (70 1/2), then in no event shall distribution of his Individual Accounts be delayed beyond April 1st of the calendar year following the calendar year in which such Participant attains age seventy and one-half (70 1/2), regardless of whether he has actually retired. Any additional amounts subsequently credited to such a Participant's Individual Account will be distributed (or commence to be distributed if applicable under this Article) in the calendar year following the calendar year when credited.

     8.2 Method of Payment: When benefits become payable, the distributee may (subject to the following sections of this Article) elect that such benefits shall be paid in one of the following ways, or a combination thereof:

           a.  Lump sum, in cash or in stock of the Corporation, if applicable.

           b. Direct Rollovers: A payment may be made as a direct rollover, if the payment is an eligible rollover distribution to an eligible retirement plan specified by an eligible distributee. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution, but does not include a Roth IRA under Section 408A of the Code. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity. An eligible distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or


                                    VIII-1
 former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are eligible distributees with regard to the interest of the spouse or former spouse. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     In the event distribution is delayed, the allocation of gains or losses described in Section 5.3 hereof shall continue to be applicable to the Individual Accounts until fully distributed.

     8.3 Balance of $5,000 or Less: If, when first distributable under this Article, the total nonforfeitable balance in a Participant's Individual Accounts is equal to or less than Five Thousand Dollars ($5,000), such balance will automatically be distributed to him (or his Beneficiary, or Beneficiaries, in the case of the Participant's death) in a lump sum, subject to the direct rollover option in Section 8.2 hereof.

     8.4 Minority or Incompetency: During the minority or incompetency of any person entitled to receive benefits hereunder, the Committee may direct the Trustee to make payments or distributions to the guardian of such person, or other persons as may be directed by the Committee. Neither the Committee nor the Trustee shall be required to see to the application of any payments so made, and the receipt of the payee (including the endorsement of a check or checks) shall be conclusive as to all interested parties.



                                    VIII-2

                                  ARTICLE IX

                       Code Sections 401(a)(17), 402(g),
                         401(k) and 401(m) Limitations

     9.1 Compensation Dollar Limitation: Notwithstanding anything to the contrary in this Plan, Compensation for any Plan Year shall not include any amounts in excess of One Hundred Sixty Thousand Dollars ($160,000) (or such larger amount as may be permitted under Code Section 401(a)(17)).

     9.2 Salary Deferral Dollar Limitation: If a Participant's Salary Deferral Contributions hereunder should exceed Ten Thousand Dollars ($10,000), (subject to the cost-of-living adjustment set forth in Code Section 402(g)(5)), in any taxable year of the Participant, the excess (with applicable gains or losses thereon for the year) shall be distributed to the Participant. If the Participant also participates in another elective deferral program (within the meaning of Code Section 402(g)(3)) and if, when aggregating his elective deferrals under all such programs, an excess of deferral contributions arises under the dollar limitation in Code Section 402(g) with respect to such Participant, the Participant shall, no later than March 1st following the close of the Participant's taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (with allocable gains or losses thereon for the year) shall be distributed to the Participant after reduction by any excess contribution already distributed for such year under Section 9.3b. hereof. Any distribution under this Section shall be made to the Participant no later than the April 15th immediately following the close of the Participant's taxable year for which such contributions were made.

     9.3  Deferral And Contribution Percentage Tests:

          a.  Highly Compensated Employee:

              (1) For purposes of this Section, the term Highly Compensated Employee shall mean any Employee who,

                  (i) during the Plan Year of determination or the immediately preceding Plan Year was at any time during such year(s) a five percent (5%) owner (as defined in Code Section 416(i)(1)); or

                  (ii) who during the Plan Year immediately preceding the Plan Year of determination received compensation (as defined below) from the Affiliated Employers in excess of Eighty Thousand Dollars ($80,000) (subject to increase under Code Section 414(q)(1)) and, was in the top twenty percent (20%) of the Employees of all Affiliated Employers (when ranked on the basis of compensation paid during such year); excluding, however, for purposes of determining the top twenty percent (20%):

                  (A) Employees who have not completed at least six (6) months of service;

                  (B) Employees who normally work less than seventeen and one-half (17 1/2) hours per week;

                  (C) Employees who normally work during not more than six (6) months during any Plan Year;

                  (D)   Employees who have not attained age twenty-one (21);

                  (E) Employees covered under a collective bargaining agreement (to the extent permitted in appropriate regulations); and

                  (F) Employees who are nonresident aliens and who receive no earned income (as defined in Code Section 911(d)(2)) which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or

          (2) For purposes of determining Highly Compensated Employees, the term "compensation" shall have the same meaning as in Code Section 415(c)(3), without regard to: (A) Code Sections 125, 402(e)(3), and 402(h)(1)(B), and
     (B) Code Section 403(b) in the case of contributions made by an Affiliated Employer under a salary reduction agreement.

          (3) For purposes of this Section, former Employees shall be treated as Highly Compensated Employees, if:

                  (A) such an Employee was a highly compensated Employee upon termination of employment with the Affiliated Employers; or

                  (B) such an Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

However, former Employees are disregarded if determining the top twenty percent (20%) described above.

     b. Percentage Limits: For the Plan Year ending December 31, 1998, the Committee shall, in accordance with this Section, apply (i) the actual deferral percentage test ("401(k) test") as to any pre-tax salary reduction contributions received hereunder for such year in accordance with Code Section 401(k), and
(ii) the actual contribution percentage test ("401(m) test") as to any after-tax employee contributions and matching employer contributions received hereunder for such year in accordance with Code Section 401(m). As to said 401(k) contributions and separately as to said 401(m) contributions, the Committee shall, each Plan Year, determine:

          (1) The "contribution percentage" for each Employee who is then eligible for such type of contributions, which shall be the ratio of the amount of such contributions made for such Employee for such Plan Year to the Employee's compensation while a Participant for such Plan Year, or for the entire Plan Year, as determined by the Committee. However, to the extent determined by the Committee, (i) pre-tax salary deferral contributions for a year may be taken into account as though they were matching employer contributions in performing the 401(m) test and if so taken into account shall not be taken into account in performing the 401(k) test or (ii) matching employer contributions for a year may be taken into account or though they were pre-tax salary reduction contributions in performing the 401(k) test and if so taken into account shall not be taken into account in performing the 401(m) test, or (iii) special contributions (qualified nonelective contributions) may be taken into account in performing the 401(k) or 401(m) test. The compensation used for determining contribution percentages for any year shall be defined uniformly for all Employees and any such definition must be allowed for this purpose under Code Sections 414(s) and 401(a)(17).

          (2) The "highly compensated contribution percentage", which shall be the average of the "contribution percentages" for all eligible Highly Compensated Employees.

          (3) The "nonhighly compensated contribution percentage", which shall be the average of the "contribution percentages" for all Employees then eligible who were not included in the "highly compensated contributions percentage" in (2) above.

          In no event shall the "highly compensated contribution percentage", as to each type of contributions, exceed the greater of:

              (A) a contribution percentage equal to one and one-fourth (1-1/4) times the applicable "nonhighly compensated contribution percentage" for the previous Plan Year; and

              (B) a contribution percentage equal to two (2) times the applicable "nonhighly compensated contribution percentage" for the previous Plan Year but not more than two (2) percentage points greater than the applicable "nonhighly compensated contribution percentage" for the previous Plan Year.

     If the above percentage test would otherwise be violated as of the end of the Plan Year as to any of the types of contributions, then any Highly Compensated Employee's excess contribution that is to be distributed, as determined below, shall (with allocable gains or losses thereon for the Plan
Year) be distributed to such Participant, or forfeited to the extent such amount is not vested hereunder, within two and one-half (2-1/2) months following the close of the Plan Year for which such contribution was made.

     The total excess contributions amount is determined as to each type of contribution on the basis of the contribution percentages of the Highly Compensated Employees with the highest contribution percentages, beginning with the highest percentage and reducing downward to each next highest percentage but not reducing below the percentage that results in a "highly compensated contribution percentage" equal to the maximum allowed. All of the contributions determined on this basis to be in excess of the maximum constitute the total excess contributions amount required to be refunded (with gains or losses) following the order of distribution described below.

     To determine, as to each type of contributions, the Participants to whom the total excess contributions are to be distributed, the applicable contributions of Highly Compensated Employees are reduced in the order of the dollar amount of their contributions beginning with the Highly Compensated

Employee with the highest contribution dollar amount. The contribution of the Highly Compensated Employee with the highest contribution dollar amount is reduced by the amount required to cause the Employee's contribution to equal the dollar amount of contribution of the Highly Compensated Employee with the next highest dollar amount of contribution. If a lesser reduction would satisfy the contribution refund requirement, only this lesser reduction shall be made. This process will be repeated, as to each type of contributions, until the Plan satisfies the contribution refund requirement applicable to each type of contributions. In no case may the excess amount of a particular type of contributions with respect to any Highly Compensated Employee exceed the amount of such contributions actually made on behalf of the Highly Compensated Employee for the Plan Year.

     If a Highly Compensated Employee participates in two (2) or more plans maintained by the Employer or Affiliated Employer that are subject to the 401(k) or 401(m) test being applied hereunder, then such Employee's contribution percentage for purposes of such test shall be determined by aggregating his participation in all such plans. In addition, if the Employer maintains two (2) or more plans subject to the 401(k) or 401(m) test being applied hereunder, and such plans are treated as a single plan for purposes of the coverage requirements for qualified plans under Code Section 410(b), then such plans are treated as a single plan for purposes of the applicable test.

     The determination of excess after-tax contributions and matching employer contributions as described above in this Section shall be made after first determining excess elective deferrals of salary deferral contributions under
Section 8.2, then determining excess salary deferral contributions under this Section, and then forfeiting any matching employer contribution that was contingent on any such excess. Any matching employer contribution that was contingent on any excess after-tax contribution will also be forfeited and not taken into account in determining the contribution percentage as to matching employer contributions.

     c. Prohibition Against Multiple Use of Alternative Limitation: As to Participants subject to the limits of both Code Sections 401(k) and 401(m), the otherwise applicable limits on such a Participant's pre-tax salary deferral contributions under Code Section 401(k) and/or his after-tax employee and matching employer contributions under Code Section 401
(m) shall be further reduced to the extent necessary to avoid prohibited multiple use of the alternative limitation referred to in Code Section 401(m)(9). Such further reductions will be accomplished completely in pre-tax salary deferral contributions under Code Section 401(k) or completely in after-tax employee and matching employer contributions under Code Section 401(m) or partially in each of such contributions, as allowed in regulations under such Code sections.

                                   ARTICLE X

                         Code Section 415 Limitations

     10.1 Limit on Annual Additions Under Code Section 415: Contributions hereunder shall be subject to the limitations of Code Section 415, as provided in this Section.

     a. Definitions: For purposes of this Section the following definitions shall apply:

          (1) "Annual Addition" shall mean the sum of the following additions to a Participant's Individual Account for the Limitation Year:

          (a) Employer contributions (including salary reduction contributions);

          (b) His own (after-tax) contributions, if any;

          (c) Forfeitures, if any.

              Annual Additions to other Employer defined contribution plans (also taken into account when applying the limitations described below) include any voluntary employee contributions to an account in a qualified defined benefit plan and any employer contribution to an individual retirement account or annuity under Code Section 408 or to a medical account for a key employee under Code Section 401(h) or 419A(d), except that the 25%-of-pay limit below shall not apply to employer contributions to a key employee's medical account after his separation from service.

          (2) "Earnings" for any Limitation Year shall be the alternative definition of compensation, as reported on Form W-2 and described in Treasury Regulation 1.415-2(d)(11)(i), including salary reductions under Code Sections 125, 402(g)(3) and 457.

     b. Defined Contribution Plan(s) Only: The Annual Addition to a Participant's Individual Account hereunder (together with the Annual Additions to the Participant's account(s) under any other defined contribution plan(s) maintained by an Affiliated Employer) for any Limitation Year may not exceed the lesser of:

          (1) Thirty Thousand Dollars ($30,000.00), or, if greater, twenty-five percent (25%) of the Participant's earnings.

          (2) Twenty-five percent (25%) of the Participant's Earnings for the Limitation Year.

     c. Defined Contribution and Defined Benefit Plans: If, in any Limitation Year, a Participant also participates in one (1) or more defined benefit plans maintained by any Affiliated Employer (whether or not terminated), then for such Limitation Year, the sum of the Defined Benefit Plan Fraction (as defined below) for such Limitation Year and Defined Contribution Plan Fraction (as defined below) for such Limitation Year shall not exceed one (1.0).

     The Defined Benefit Fraction for any Limitation Year shall mean a fraction
(a) the numerator of which is the projected annual benefit of the participant under the defined benefit plan(s) (determined as of the close of the Limitation
Year), and (b) the denominator of which is the lesser of One Hundred Twenty-Five Percent (125%) of the dollar limitation under Code Section 415(b)(1)(A) or One Hundred Forty Percent (140%) of the percentage limitation under Code Section 415(b)(1)(B) for the year of determination (taking into account the effect of Section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of 1982).

     The Defined Contribution Fraction for any Limitation Year shall mean a fraction (a) the numerator of which is the sum of the Annual Additions (as defined during each applicable Limitation Year) to the Participant's accounts under all defined contribution plans maintained by an Affiliated Employer as of the close of the Limitation Year (subject to reduction to the extent permitted under the transition rule in Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982), and (b) the denominator of which is the sum of the lesser of One Hundred Twenty-Five Percent (125%) of the dollar limitation under Code Section 415(c)(1)(A) or One Hundred Forty Percent (140%) of the percentage limitation under Code Section 415(c)(1)(B), for such Limitation Year and for all prior Limitation Years during which the Employee was employed by an Affiliated Employer (provided, however, at the election of the Committee, the denominator shall be increased by using for Limitation Years ending prior to January 1, 1983, an amount equal to the denominator in effect for the Limitation Year ending in 1982, multiplied by the transition fraction provided in Code Section 415(e)(6)(B)).

     If, in any Limitation Year, the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for a Participant would exceed one (1.0) without adjustment of the amount of Annual Additions that can be allocated to such Participant under paragraph b. of this Section, then the amount of maximum annual benefit that can be paid to such Participant under any defined benefit plan(s) maintained by an Affiliated Employer, shall be reduced to the extent necessary to reduce the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for such Participant to one (1.0), or the Committee may take such other action as will cause the sum to equal one (1.0) or less.

     10.2 Excess Allocation: If forfeitures available for allocation or if a reasonable error in estimating a Participant's Earnings, or in determining the amount of elective pre-tax contributions (under Code Section 402(g)(3)), or if any other mistake acceptable to the Internal Revenue Service for this purpose, would cause the limitation on Annual Additions described above to be exceeded, then the amount of such excess shall be credited to and held unallocated in a suspense account until the next succeeding Allocation Date when such amount can be allocated without exceeding such limitation, except that any such excess amount of elective pre-tax contribution (under Code Section 402(g)(3)) may be refunded to the Participant (together with investment return thereon). In the event of such a refund, each of the following of a Participant's contributions will be deemed to include a proportionate part of the excess: (i) elective pre-tax contributions, if any, and (iii) employer matching contributions, if any.
To the extent that the Committee determines that contributions not yet made to the Plan on behalf of a Participant would cause an excess hereunder if actually made to the Plan, the Committee may apply the above limitations prospectively to limit the contribution amount actually receivable by the Plan for such Participant.

                                  ARTICLE XI

                            Top-Heavy Restrictions

11.1 Top-Heavy Determinations:

     a. Top-Heavy Status of this Plan: Subject to b. of this Section, this Plan will be considered to be top-heavy in any Plan Year if the aggregate value of the account balances of key Employees hereunder is greater than sixty percent (60%) of the aggregate value of all account balances hereunder. For purposes of determining whether such top-heaviness exists in any such Plan Year the following provisions shall be applicable:

          (1) A key Employee is any individual (whether or not deceased) who, at any time during the five (5) Plan Years immediately preceding the current Plan Year, was:

          (i) an officer of the Employer or Affiliated Employer having an annual compensation (defined below) from the Employer and/or Affiliated Employer greater than Fifty Percent (50%) of the defined benefit plan dollar limitation in effect under Code
                Section 415(b)(1)(A) for any such Plan Year (except that no more than fifty (50) Employees or, if less, the greater of three (3) and ten percent (10%) of the Employees, shall be treated as officers), or

          (ii) one of the ten (10) Employees having an annual compensation (defined below) from the Employer and/or Affiliated Employer greater than the defined contribution plan dollar limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning under Code Section 416(i)(1)) both more than a one-half percent ( 1/2%) interest and the largest interests in the Employer, or

          (iii) a five percent (5%) owner of the Employer (taking into account ownership he would be considered to have under Code Section 416(i)(1)), or

          (iv) a one percent (1%) owner of the Employer (taking into account ownership he would be considered to have under Code Section 416(i)(1)) having annual compensation (defined below) from the Employer and/or an Affiliated Employer during any calendar year of more than One Hundred Fifty Thousand Dollars ($150,000).

               The term "compensation" shall have the same meaning as in Code
          Section 415(c)(3), without regard to: (A) Code Sections 125, 402(a)(8), and 402(h)(1)(B), and (B) Code Section 403(b) in the case of contributions made by an Affiliated Employer under a salary reduction agreement.

     Any Employee who is not a key Employee is a nonkey Employee.

      (2) For purposes of this Section, if a former Employee has not performed any services for the Employer at any time during the five (5) Plan Years immediately preceding the current Plan Year, any account balance remaining hereunder for such former Employee shall not be taken into account. Also, any account balance attributable to deductible employee contributions (under Code
 Section 219) or attributable to a rollover initiated by an Employee from the plan of an employer that is not an Affiliated Employer shall not be taken into account under this Section.

      (3) The value of any account balance shall be determined as of the most recent Valuation Date within the preceding Plan Year, except that in the first Plan Year hereunder such account balance shall be determined as of the most recent Valuation Date within such first Plan Year. Such value shall include any contributions allocable as of such date.

      (4) The value of any account balance shall be increased to include any payment thereof made hereunder prior to the Valuation Date as of which such value is being determined, provided any such payment was made within the five
 (5) Plan Years immediately preceding the current Plan Year. If an account balance has been fully paid out prior to such Valuation Date, but within the five (5) Plan Years immediately preceding the current Plan Year, the amount thereof shall be taken into account, except that such amount shall not be taken into account hereunder if the paid out amount was either (i) rolled over or transferred to another plan of the Employer or Affiliated Employer or (ii) rolled over or transferred to any other plan but not at the direction of the Employee who had accrued such account.

      (5) If an Employee or former Employee for whom an account balance was maintained hereunder died prior to such Valuation Date, the value, if any, taken into account hereunder with respect to such individual shall include the sum of any payments made to him prior to such Valuation Date and within the five (5) Plan Years immediately preceding the current Plan Year, together with the amount, as of such Valuation Date, of any remaining account balance payable hereunder to the Beneficiary of such individual plus the sum of any payments made to such Beneficiary hereunder prior to such Valuation Date and within the five (5) Plan Years immediately preceding the current Plan Year.

      (6) If an Employee or former Employee (whether or not deceased) with respect to whom an account balance would be taken into account, as described above, was previously a key Employee, but as of the last day of the immediately preceding Plan Year was no longer a key Employee, then no account balance or payments thereof with respect to him or his Beneficiary shall be taken into account in making the top-heavy determinations described in this Section.

      (7) The top-heavy status of this Plan, including the identification of key Employees, will be determined as of each Plan Year's determination date, which shall be (i) as to the first Plan Year, the last day of such year and (ii) as to each subsequent Plan Year, the last day of the immediately preceding Plan Year.

     b. Aggregation with Other Plans: The aggregation of this Plan with other plans for purposes of determining top-heavy status shall be in accordance with the following:

           (1) Required Aggregation: If a key Employee under this Plan also participates in another plan of the Employer or Affiliated Employer which is qualified under Code Section

 401(a) or which is a simplified employee pension plan under Code Section 408(k), or if this Plan and another plan must be aggregated so that either this Plan or the other plan will meet the antidiscrimination and coverage requirements of Code Section 401(a)(4) or 410, then this Plan and any such other plan will be aggregated for purposes of determining top-heaviness. This Plan will automatically be deemed top-heavy if such required aggregation of plans is top-heavy as a group and will automatically be deemed not top-heavy if such required aggregate of plans is not top-heavy as a group.

           (2) Permissive Aggregation: Any other plan of the Employer or Affiliated Employer which is qualified under Code Section 401(a) or which is a simplified employee pension plan under Code Section 408(k), and which is not in the required aggregation referenced in (1) above, may be aggregated with this Plan (and with any other plan(s) in the required aggregation group in (1) above) for purposes of determining top-heaviness if such aggregation would continue to meet the antidiscrimination and coverage requirements of Code Sections 401(a)(4) and 410. This Plan will automatically be deemed not top-heavy if such permissive aggregation of plans is not top-heavy as a group.

           (3) Determining Aggregate Top-Heavy Status: The top-heavy status of the plans as a group is determined by aggregating the plans' respective top-heavy determinations that are made as of determination dates that fall within the same calendar year.

      11.2 Effects of Top-Heaviness: If this Plan becomes top-heavy, the following special provisions shall apply except (i) in the case of an Employee hereunder who is also covered by another top-heavy qualified defined contribution plan of an Affiliated Employer, the top-heavy minimum allocation in (2) below shall not apply if the top-heavy minimum allocation under such other plan is applied to such Employee thereunder, and (ii) in the case of an Employee hereunder who is also covered by a top-heavy qualified defined benefit plan of an Affiliated Employer, the top-heavy minimum allocation in (2) below shall not apply if the top-heavy minimum benefit under such other plan is applied to such Employee thereunder, but if such top-heavy minimum benefit is not applied to such Employee, then the top-heavy minimum allocation in (2) below shall be applied except that the percentage shall be five percent (5%).

      (1) Minimum Vesting: If any Employee is covered under this Plan during any Plan Year when the Plan is top-heavy, he shall have his vested percentage determined to be the greater of (i) and (ii) below, but subject to (iii) below:

     (i) The vested percentage applicable to the Employee under the regular vesting provisions of this Plan, as hereinbefore set forth, and

     (ii) The vested percentage applicable to the Employee under the following schedule:

           Employee's Years               Employee's
           of Vesting Service          Vested Percentage
           ------------------          -----------------

              Less than 2                        0%
                   2                            20%
                   3                            40%
                   4                            60%
                   5                            80%
               6 or more                       100%

     (iii) In the event the Employee is a Participant when the Plan is no longer top-heavy, his vested percentage shall be determined in accordance with the regular vesting provisions of this Plan, as hereinbefore set forth, except that in no event will his vested percentage be less than his vested percentage determined as if his employment had terminated as of the date when the Plan was last top-heavy, and the application of the greater of (i) and (ii) as described above shall be made if the Employee had at least three (3) years of Vesting Service when the Plan was last top-heavy.

     (2) Minimum Allocation: If any Employee is covered under this Plan during any Plan Year when the Plan is top-heavy, he shall, during such Plan Year, receive an allocated Employer contribution (subject to the vesting requirements of this Plan and other than an elective contribution under Code Section 401(k)) at least equal to a percentage of his considered compensation (defined below) for such Plan Year, which percentage shall be the lesser of:

     (i)   three percent (3%), and

     (ii) the actual percentage that the allocation of Employer Contributions and forfeitures, including elective contributions under Code Section 401(k), received for such Plan Year by the key Employee receiving the largest such allocation, represented as a percentage of such key Employee's considered compensation (defined below).

           An Employee's considered compensation is the amount of compensation he received from the Employer for such Plan Year, reportable on income tax Form W-2 or its equivalent, but subject to the dollar limit described in
     (3) below.

     (3) Adjustments to Code Section 415 Limits: If this Plan is top-heavy during any Plan Year, the combined plan limitations of Code Section 415, as described in Section 10.1 hereof, shall be applied for such Plan Year by substituting "One Hundred Percent (100%)" for

"One Hundred Twenty-Five Percent (125%)" wherever the latter term appears in said Section 11.1 hereof.

                                  ARTICLE XII

                                Administration

     12.1 Appointment of Committee: The Corporation shall appoint a Committee, consisting of at least three (3) persons which shall be the Plan Administrator and named fiduciary of the Plan under ERISA and to perform administrative duties as set forth herein. Each member of the Committee shall serve for such term as the Board of Directors of the Corporation may designate or until his death, resignation or removal by the Board. The Corporation shall promptly appoint successors to fill vacancies in the Committee; however, during interim periods which occur after resignation or death of a Committee member and before the appointment of a new member, the Committee may operate with fewer than three (3) members. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Corporation, and any expenses not paid by the Corporation shall be paid by the Trustee out of the principal or income of the Trust. The members of the Committee shall not receive compensation with respect to their services for the Committee. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory or unless required by the Plan Administrator. The Corporation may pay the premiums on any bond secured under this Section including the purchase of fiduciary liability insurance for any person who becomes a fiduciary under this Plan.

     12.2 Committee Powers and Duties: The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

     a. to interpret and construe all terms, provisions, conditions and limitations of the Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of the Plan, as the Committee shall deem is necessary and proper to effectuate the Plan for the greatest benefit of all Participants;

     b. to determine all questions relating to eligibility of Employees to become Participant's, all periods of Vesting Service credit of Participants and Compensation of Participants;


                                     XII-1

     c. to prescribe rules for the operation of the Plan as are not inconsistent with the terms of the Plan;

     d. To determine the amount, manner and time of payment of any benefits hereunder and to authorize all disbursements by the Trustee from the Trust Fund, except disbursements for ordinary expenses incurred in the administration of the Trust;

     e. To prescribe forms or procedures to be followed by Participants or Beneficiaries filing applications for benefits, and for other occurrences in the administration of the Plan; and

     f. to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

     g. to employ an independent qualified public accountant to examine the books, records, and any financial statements and schedules which are required to be included in the annual report;

     h. to file with the appropriate government agency (or agencies) the annual report, plan description, summary plan description, and other pertinent documents which may be duly requested;

     i. to file such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

     j. to furnish each Employee and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan;

     k. to furnish any Employee or Beneficiary, who requests in writing, statements indicating such Employee's or Beneficiary's total account balances and nonforfeitable benefits, if any;

     l. to furnish to an Employee a statement containing information contained in a registration statement required by Section 6057(a)(2) of the Internal Revenue Code of 1986 prior to the time prescribed by law to file such registration if such statement contains information regarding the Employee;

     m. to maintain all records necessary for verification of information required to be filed with the appropriate government agency (or agencies);

     n. to report to the Trustee all available information regarding the amount of benefits payable to each Employee, the computations with respect to the allocation of assets, and any other information which the Trustee may require in order to terminate the Plan;

     o. to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust;

     p. to delegate to any individual(s) such of the above powers and duties as the Committee deems appropriate;

     q. to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel; and


                                     XII-2

     r. in addition to all other powers herein granted, and in general consistent with provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan, including the right to administer the Plan in a manner reasonably calculated to comply with any changes in or modifications to all relevant laws, as such changes may be made from time to time.

     The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances.

     A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee members or by unanimous written consent. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Board of Directors of the Corporation will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

     In addition to all other powers herein granted, and in general consistent with the provisions hereof, the Committee shall have the discretionary authority to exercise all other rights and powers reasonably necessary to supervise and control the administration of this Plan. The determination of any fact by the Committee and the construction placed by the Committee upon the provisions of this Plan shall be binding upon all of the Participants under this Plan, their Beneficiaries and the Employers.

     12.3 Claims Procedure: The Committee may prescribe procedures for obtaining benefits and is required to provide a notice in writing to any person whose claim for benefits under this Plan has been denied, setting forth (1) the specific reasons for such denial, (2) the specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information


                                     XII-3
necessary to the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the Plan's claim review procedure as described below, including the name and address of the party to whom an appeal should be sent.

     A claimant has the right to appeal a denial of claim by written application to the Committee within sixty (60) days of notice of denial or, if no such notice has been given, at the end of the expiration of a reasonable period of time after the claim was filed. The claimant, or a duly authorized representative, may review pertinent documents and may submit issues and comments in writing to the Committee.

     After the Committee reviews the claims appeal, a final decision shall be made and communicated to the claimant within sixty (60) days of receipt of the appeal by the Committee, unless special circumstances require an extension.
Such extension cannot extend beyond one hundred twenty (120) days after receipt of the appeal by the Committee. The communication shall be set forth in writing in a manner calculated to be understood by the claimant and shall identify the reasons for the denial and shall reference any pertinent Plan provisions upon which the denial is based.

     12.4 Committee Procedures: The Committee shall adopt such bylaws as it deems desirable. The Committee shall elect one of its members as chairman and shall elect a secretary who may, but need not, be a member of the Committee. The Committee shall advise the Trustee of such elections in writing. The Secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Trustee.

     12.5 Authorization of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Committee shall keep on file, in such manner, as it may deem convenient or proper, all reports from the Trustee.

     12.6 Payment of Expenses: All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee's


                                     XII-4
fees, shall be paid by the Trustee from the Trust Fund and shall constitute a first and prior claim and lien against the Trust Fund until paid, unless voluntarily paid by the Corporation.

     12.7 Unclaimed Benefits: During the time when a benefit hereunder is payable to any distributee, the Committee, upon request by the Trustee, or at its own instance, shall mail by registered or certified mail to such distributee, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within three (3) months from the mailing of such demand, then the Committee may, in its sole discretion, determine that such distributee is deceased and may declare such benefit, or any unpaid portion thereof, suspended as if the death of the distributee (with no surviving beneficiary) had occurred on the date of the last payment made thereon or the date such distributee first became entitled to receive benefit payments, whichever is later. Failure to furnish such information shall not result in the forfeiture of any nonforfeitable benefits and any such declaration by the Committee shall later be revoked upon a receipt of the requested information by the Committee. All such unclaimed benefits shall be and remain assets of the Trust and in no event shall they escheat to any governmental unit under any escheat law.

     12.8 Indemnity: The Corporation indemnifies and saves harmless any member of the Board of Directors of the Employer or of the Corporation, any member of the Committee and any Employee of the Employer or of the Corporation from and against any and all loss resulting from liability to which any such person may be subjected by reason of any conduct (except willful or reckless misconduct) in a fiduciary capacity under this Plan or Trust, or both, including all expenses reasonably incurred in such person's defense, in case the Corporation fails to provide such defense. The indemnification provisions of this Section shall not relieve any such person of any liability he may have under ERISA for breach of a fiduciary duty.


                                     XII-5

                                 ARTICLE XIII

                                  Trust Fund

     13.1 Establishment of Trust Fund: A Trust Fund shall be established for the purpose of receiving contributions, and paying benefits, under this Plan. A Trustee (or Trustees) shall be appointed under the terms of a trust agreement to administer the Trust Fund in accordance with the terms of such trust agreement.

     13.2 Payment of Contributions to Trust Fund: All contributions under this Plan shall be paid to the Trustee and shall be held, invested and reinvested by the Trustee in accordance with the terms of the trust agreement. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Employees, as provided in the Plan, and shall be used to pay benefits to Employees or their beneficiaries, or to pay expenses of administration of the Plan and Trust Fund, except as provided in Section 16.4 hereof.


                                    XIII-1

                                  ARTICLE XIV

                                  Amendments

     14.1 Right to Amend: The Board of Directors of the Corporation (or other body duly authorized by such Board) reserves the right to make from time to time any amendment or amendments to this Plan which do not permit reversion of any part of the Trust Fund to the Employers except as provided in Section 16.4 and which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Employees included in this Plan and which do not, directly or indirectly, reduce any Member's account balance unless such amendment is required in order to maintain the Plan's qualified status under Code Section 401(a).



                                     XIV-1

                                  ARTICLE XV

                          Withdrawal and Termination

     15.1 Employer Withdrawal: An Employer may at any time, by adoption of a resolution, withdraw from the Plan with respect to any or all of the Employees employed by said Employer; provided that such withdrawal may only occur with the express consent of the Corporation.

     Upon an Employer's sale, consolidation, or merger to or with another organization which is not an Employer hereunder, such Employer (or its successor) will automatically be withdrawn from this Plan with respect to all of its Employees, unless the Corporation and such Employer (or its successor) agree to its continued participation hereunder.

     Any such withdrawal of an Employer from this Plan will be carried out in a manner intended to meet the requirements of Section 401(a) of the Internal Revenue Code. The Corporation may require that an advance determination letter be obtained from the Internal Revenue Service approving the terms of any such withdrawal.

     Upon the consolidation or merger of two (2) or more of the Employers under this Plan with each other, no such withdrawal will occur, but the surviving Employer or organization shall succeed to all the rights and duties under the plan and trust of the Employers involved. In addition, no withdrawal shall occur by reason of Corporate reorganization or other Corporate transactions of the Employer.

     15.2 Transfers of Plan Assets and Plan Mergers: The Plan and Trust shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other plan, unless either (i) each Participant in the Plan (if the Plan then terminated) receives a benefit immediately after such merger, consolidation, or transfer, which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer (if the Plan had then terminated) or (ii) the conditions in (i) are deemed to be met due to compliance with the procedures set forth in Treasury Regulation 1.414(1)-1 regarding plan mergers and transfers.

     15.3 Plan Termination: The Corporation may at any time terminate this Plan with respect to itself and all other Employers hereunder. This Plan shall automatically terminate if all Employers cease to exist and no successor continues the Plan.

     15.4 Suspension and Discontinuance of Contributions and Plan Termination:
If the Employer decides it is impossible or inadvisable to continue to make its contributions hereunder, it shall have the power to:

          (a)  suspend contributions to the Plan;

          (b)  discontinue contributions to the Plan; or

          (c)  terminate the Plan as to its Employees.

     Suspension shall be temporary cessation of contributions and such a suspension which has not ripened into a complete and permanent discontinuance shall not require any vesting of Individual Accounts.

     A discontinuance of contributions, unless considered complete and permanent, shall also not require any vesting of Individual Accounts. In such event, Employees who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefit, and no additional benefits attributable to Employer contributions shall accrue to any of the Participants unless contributions are resumed. After the date of discontinuance of contributions, the Trust shall remain in existence as provided in this Section, and the provisions of the Plan and Trust shall remain in force as may be necessary in the sole opinion of the Committee.

     Notwithstanding the foregoing, the actions described in this Section 15.4 shall occur only with the express consent of the Corporation.

     15.5 Liquidation of Trust Fund: Upon termination of the Plan, the proportionate interests of the affected Participants and their Beneficiaries shall be liquidated after provision is made for the expenses of administration, termination and liquidation. Thereafter, the Trustee shall distribute as soon as administratively feasible the amount to the credit of each such Participant and Beneficiary as the Committee shall direct.

                                  ARTICLE XVI

                              General Provisions

     16.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between an Employer and Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.

     16.2 Manner of Payment: Wherever and whenever it is herein provided for payments or distributions to be made, whether in money or otherwise, said payments or distributions shall be made directly into the hands of the Participant, his Beneficiary, his administrator, executor or guardian, as the case may be. Deposit to the credit of a Participant in any bank or trust company selected by a Participant or Beneficiary hereunder shall be deemed payment into his hands, and provided further, that in the event any person otherwise entitled to receive any payment or distribution shall be a minor or an incompetent, such payment or distribution may be made to his guardian or other person as may be determined by the Committee.

     16.3 Nonalienation of Benefits: Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary of involuntary, prior to being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. None of the unpaid Plan benefits or Trust assets shall be considered an asset of the Participant in the event of his insolvency or bankruptcy.


                                     XVI-1

     Notwithstanding the foregoing,

          (i) the Committee may approve an assignment of benefits and payment (including immediate payment) to an alternate payee based upon any "qualified domestic relations order" as defined in Code Section 414(p), and a Participant may pledge his Individual Account, to the extent vested, as security for a loan made to such Participant in accordance with Section 6.2 hereof and such payment or pledge shall not be deemed a prohibited alienation of benefits; and

          (ii) the Committee may offset a Participant's benefit to pay a judgment or settlement against the Participant for a crime involving the Plan or for a breach of the Participant's fiduciary duty to the Plan, provided such offset is in accordance with the requirements of Code Section 401(a)(13) and ERISA Section 206(d).

     16.4 Amounts Returnable to an Employer: In no event shall an Employer receive any amounts from the Trust, except such amounts, if any, as set forth below:

          a. In the event of a contribution made by an Employer by a mistake of fact, such contribution shall be returned to such Employer within one year after payment thereof.

          b. If the Internal Revenue Service refuses to issue, with respect to the initial establishment of the Plan, a determination letter to the effect that the Plan and Trust as set forth herein or as amended prior to such time do not meet the requirements of Sections 401(a) and 501(a) of the Code, all contributions made to the Plan shall be distributed to the Employer at its request within one year of the date of such refusal, in which event the Plan and Trust shall then terminate.

          c. Each contribution hereunder is conditioned upon the deductibility of such contribution under Section 404 of the Code and shall be returned to the appropriate Employer upon its request within one year of the date such deduction is disallowed, but only to the extent of the disallowance, and without any earnings, but reduced by losses attributable to such contribution.

     16.5 Governing Law: This Plan and each of its provisions shall be construed and their validity determined by the application of the laws of the State of Texas, except to the extent such law is preempted by Federal statute.


                                     XVI-2

     16.6 Voting Corporation Stock: The Trustee shall exercise all voting rights with respect to shares of the Corporation stock held by the Trust in accordance with the following provisions of this Section 16.6:

          a. As soon as practicable after receipt by the Trustee of proxy solicitation material sent generally to shareholders, the Trustee shall furnish to each Participant a copy of such material, together with a form requesting confidential instructions on how the shares allocated to such Participant's Individual Account are to be voted by Participants as named fiduciaries. The Committee and the Trustee may also provide Participants with such other material concerning the matters to be voted as the Trustee or the Committee in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with complete copies of all such materials. The Employer and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. The materials furnished to the Participants shall include a notice from the Trustee explaining that

              (1) all shares of Corporation stock will be voted or not voted by the Trustee only in accordance with instructions provided by Participants acting in their capacity as named fiduciaries to both;

              (2) the implications under the fiduciary responsibility provisions of ERISA of the Participant agreeing to become a named fiduciary;

              (3) by returning the proxy solicitation and pursuant thereto specifically directing the Trustee how the shares are to be voted, such Participant is consenting to his appointment as named fiduciary hereunder with respect to shares for which he is entitled to provide the Trustee with voting directions (including a proportionate number of shares allocated to the accounts of Participants who fail to consent to their appointment as named fiduciaries); and


                                     XVI-3

              (4) that a Participant's consent to appointment as a named fiduciary or failure to consent to such appointment shall be binding only with respect to the specific proxy solicitation.

          b. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' instructions) shall vote the shares as instructed. With respect to shares of Corporation stock allocated to the Individual Account of a deceased Participant, such Participant's Beneficiary, as named fiduciary, shall be entitled to direct the voting with respect to such allocated shares as if such Beneficiary were the Participant. If voting instructions for shares of Corporation stock are not timely received from a Participant by the Trustee for a particular shareholders' meeting, the Trustee will treat the non-receipt as a refusal by the Participant to be appointed as named fiduciary with respect to that proxy solicitation. The Trustee shall vote each share as instructed by Participants who have consented to appointment as named fiduciaries.

          c. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, or of any other company, except as otherwise required by law.

          d. Notwithstanding anything herein to the contrary, in the event a person or entity other than the Employer solicits proxies from shareholders of the Employer, prior to distributing materials under this Section, the Trustee may require that the proxy solicitor advance sufficient funds as are necessary to cover the cost of distributing the materials to, and soliciting instructions from, Participants.


                                     XVI-4

     16.7 Tender Offer for Corporation Stock: The Trustee shall make all tender or exchange decisions with respect to Corporation stock held by the Trust in accordance with the following provisions of this Section 16.7:

          a. In the event an offer shall be received by the Trustee (including a tender offer for shares of Corporation stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule l3e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Corporation stock held by the Trust, the Trustee will advise each Participant who has shares of Corporation stock credited to such Participant's Individual Account in writing of the terms of the offer as soon as practicable after its commencement and will furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's Individual Account. The materials furnished to the Participants shall include a notice from the Trustee explaining that:

              (1) all shares of Corporation stock subject to the offer will be tendered or exchanged or will not be tendered or exchanged by the Trustee only in accordance with decisions made by Participants acting in their capacity as named fiduciaries with respect to both allocated and unallocated shares;

              (2) the implications under the fiduciary responsibility provisions of ERISA of the Participant agreeing to become a named fiduciary;

              (3) by timely returning the form and pursuant thereto specifically directing that the shares subject to the decision of the Participant either be tendered or exchanged or not tendered or exchanged, such Participant is consenting to his appointment as named fiduciary hereunder with respect to shares for which he is entitled to provide the Trustee with directions (including a proportionate number of shares allocated to the accounts of Participants who fail to consent to their appointment as named fiduciaries); and

              (4) a Participant's consent to appointment as a named fiduciary or failure to consent to such appointment shall be binding only with respect to the specific tender or exchange offer described in the materials sent to the Participant by the Trustee. The Committee and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Committee in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with complete copies of all such materials. The Employer and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner.


                                     XVI-5

           b. The Trustee shall tender or not tender shares or exchange shares of Corporation stock allocated to the Individual Account of any Participant (including fractional shares of 1/1000th of a share) for which instructions are received only as and to the extent instructed by the Participant as a named fiduciary. With respect to shares of stock allocated to the Individual Account of a deceased Participant, such Participant's Beneficiary, as a named fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant. If proper tender or exchange instructions for shares of Corporation stock allocated to the Individual Account of any Participant are not timely received by the Trustee, the Trustee will treat the non-receipt as a refusal by the Participant or Beneficiary to be appointed as named fiduciary with respect to that tender or exchange offer and in its discretion shall determine whether to tender such shares. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Employer, or of any other company, except as otherwise required by law.

           c. In the event, under the terms of a tender offer or otherwise, any shares of Corporation stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants, as named fiduciaries, entitled under this Section to give instructions as to the sale, exchange or transfer of securities pursuant to such offer.

           d. In the event that an offer for fewer than all of the shares of Corporation stock held by the Trustee shall be received by the Trustee, each Participant who has been allocated any Corporation stock subject to such offer shall be entitled to direct the Trustee as to the acceptance or rejection of such offer (as provided by subsections (a)-(c) of this Section 16.7) with respect to the largest portion of such Corporation stock as may be possible given the total number or amount of shares of Corporation stock the Plan may sell, exchange or transfer pursuant to the offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this Section to sell, exchange or transfer such shares pursuant to such offer, each on a pro-rata basis in accordance with the number or amount of such shares allocated to his Individual Accounts.

           e. In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to subsections (a)-
 (c) of this Section 16.7 regarding such offer, and prior to the termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall treat the offer as a new offer for purposes of apprising Participants of their rights to direct the Trustee and for purposes of providing Participants with the opportunity to accept or to reject their appointment as named fiduciaries and shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second


                                     XVI-6
 offer and (ii) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in subsections (a)-(c) of this Section . In the event a Participant who failed to consent to his appointment as a named fiduciary so consents in response to a subsequent offer, the Trustee will be subject to that consenting Participant's direction with respect to the instructions given pursuant to e.(i) and (ii) above. In the event a Participant who directed the Trustee with respect to an earlier offer fails to direct the Trustee in response to a subsequent offer, the Participant and the shares for which he would have been entitled to provide the Trustee with directions will thereafter be subject to the directions of Participants who have consented to their appointment as named fiduciaries with respect to the latest tender or exchange offer. With respect to any further offer for any Corporation stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offers), the Trustee shall act in the same manner as described above.

      f. A Participant's instructions to the Trustee to tender or exchange shares of Corporation stock will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares will be credited to the Individual Account of the Participant whose shares were tendered.

      g. The Trustee shall take all steps necessary, including appointment of a corporate trustee and/or an outside independent administrator to the extent such action, after consultation with the Employer and the Committee, is found necessary to maintain confidentiality of Participant responses and/or to adequately discharge its obligations as Trustee.

      h. In the event the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of Corporation stock in such offer, in which event, the foregoing provisions of this Section shall have no effect with respect to such offer and the Trustee shall not tender or exchange any shares of Corporation stock (allocated or unallocated) in such offer.

      i. Notwithstanding anything herein to the contrary, in the event a tender or exchange offer is initiated by a person or entity other than the Company, prior to distributing materials under this Section, the Trustee may require that such person or entity advance sufficient funds as are necessary to cover the cost of distributing the materials to, and soliciting instructions from, Participants.



                                     XVI-7

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the GroupMac Savings Plan, the Corporation has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto authorized this ____ day of ____________________, 1998.

                              GROUP MAINTENANCE AMERICA CORP.


                              By:
                                 -------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    -----------------------------------

ATTEST:


________________________________
(CORPORATE SEAL)



                                     XVI-8